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                                                                   EXHIBIT 10.23

                               ADVISORY AGREEMENT

         ADVISORY AGREEMENT (this "AGREEMENT"), dated as of December 21, 1999 (the "EFFECTIVE DATE") by and between the I3S Inc., a Texas corporation (the "COMPANY"), and MARCUS & PARTNERS, L.P., a Delaware limited partnership ("MARCUS & PARTNERS").

         The Company and Marcus & Partners hereby agree as follows:

         1. ENGAGEMENT.

         The Company engages and retains Marcus & Partners to provide the advisory services described below, for the period and on the terms and conditions set forth herein. Marcus & Partners hereby accepts such engagement and agrees, for the period and on the terms and conditions set forth herein, to provide, or to make satisfactory arrangements for the provision of, such services and to assume the obligations herein set forth for the compensation provided herein.

         2. TERM.

         The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2000 (the "TERM").

         3. PROVISION OF SERVICES.

         The Company hereby engages Marcus & Partners to (i) commencing on January 1, 2000, provide advice and services regarding business strategy, business development, personnel, acquisitions and investments, capital markets activities, public relations and other matters related to the foregoing of the Company (the "CONSULTING SERVICES") and (ii) during the Term, introduce to the Company and/or its existing stockholders, or contact on behalf of the Company or its existing stockholders, Liberty Media Corporation and its affiliates (collectively, the "LIBERTY MEDIA INVESTORS") in connection with a possible investment in the Company (the "FINDER SERVICES").

         4. INDEPENDENT CONTRACTOR.

         Marcus & Partners is an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way, execute any transaction on behalf of the Company or otherwise be deemed an agent of the Company. Neither Marcus & Partners, the Company nor any of their affiliates or any person acting at their direction or on their behalf shall represent to any person that Marcus & Partners is or is deemed to be a partner of the Company.

         5. COSTS, EXPENSES AND FEES.

                 (a) Costs and Expenses. The Company shall pay or shall reimburse Marcus & Partners for all reasonable, necessary and documented out-of-pocket expenses incurred by Marcus & Partners on behalf of the Company; provided, that, reimbursement for the expenses in connection with the Finding Services and in connection with the purchase of the Warrant

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pursuant to that certain letter agreement of even date herewith between the parties hereto shall not be in excess of $30,000 in the aggregate without the prior written approval of the Company.

                 (b) Fees for Consulting Services. In consideration of the Consulting Services provided herein, the Company shall pay Marcus & Partners four (4) equal installments of $45,000 on January 1, 2000, April 1, 2000, July 1, 2000 and October 1, 2000.

                 (c) Fees for Finding Services. In consideration of the Finder Services, the Company shall pay Marcus & Partners a fee equal to the sum of: (i) 1% of the total value of aggregate investments made by the Liberty Media Investors of up to an aggregate amount of $20 million, and (ii) 1/2% of the total value of aggregate investments made by Liberty Media Investors in excess of the $20 million amount referred to in clause (i), through the purchase, directly or indirectly, of newly issued or outstanding equity of the Company. The foregoing fee shall be paid in cash at any time and from time to time that an investment is made in the Company by a Liberty Media Investor.

         6. INDEMNITY AND EXCULPATION.

                 (a) Indemnitees and Indemnifiable Claims. The Company shall indemnify and hold harmless Marcus & Partners, each officer, director, stockholder, partner, member, employee and agent of Marcus & Partners and any of its affiliates from and against any claim, loss, damage, liability, or expenses (including reasonable attorneys' fees and expenses, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Company, unless such claim, loss, damage, liability, or expense has been caused by the gross negligence or willful misconduct of such indemnitee.

                 (b) Advance of Expenses. The Company shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, undertake in writing to promptly repay the Company for all such advances or reimbursements if it is subsequently determined by a final non-appealable judgment of a court of competent jurisdiction that such indemnitee is not then entitled to indemnification under this Section 6.

                 (c) Exculpation. Neither (i) Marcus & Partners, (ii) any affiliate of Marcus & Partners, nor (iii) any officer, director, employee, stockholder, member, partner or agent of Marcus & Partners or any of its affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Company by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Company, except to the extent that any of the foregoing has been caused by the gross negligence or willful misconduct of such person asserting exculpation.

                 (d) Third Party Beneficiaries. Notwithstanding anything in this Agreement to the contrary, each officer, director, stockholder, partner, member, employee and agent of Marcus & Partners and any of its affiliates and their respective assignees, successors and substitutes shall


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be a third party beneficiary of all provisions of this Section 6 and all other exculpation and indemnification provisions of this Agreement.

                 (e) The provisions of this Section 6 shall continue to afford protection to each indemnitee regardless of whether such indemnitee remains in the position or capacity pursuant to which such indemnitee became entitled to indemnification under this Section 6.

                 (f) The rights of Marcus & Partners and/or any other indemnitee under this Section 6 shall be in addition to any rights that Marcus & Partners and/or any other indemnitee may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of Marcus & Partners' engagement hereunder.

         7. TERMINATION.

         This Agreement may be terminated at any time, without the payment of any penalty, upon mutual agreement of the parties hereto; provided, however, such termination shall not effect the obligation of the Company (a) to pay any fees for Finder Services pursuant to Section 5(c) whether payable before or after such Termination or (b) to pay all four (4) installments of the fee for the Consulting Services pursuant to Section 5(b). The provisions of this Agreement shall survive any termination of this Agreement to the extent such provisions relate to obligations incurred before such termination.

         8. NOTICES.

         All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered, telexed or telecopied, or on the date mailed, postage prepaid, by certified mail, return receipt requested, or by overnight delivery service, if addressed to the respective parties as follows:

         If to the Company:                I3S Inc.
                                           1440 Corporate Drive
                                           Dallas, Texas 75038
                                           Attn:  Mr. Matthew Hutchins, Sr.
                                           Facsimile:  (972) 650-7972

          If to Marcus & Partners:         Marcus & Partners, L.P.
                                           300 Crescent Court, Suite 800
                                           Dallas, Texas  75201
                                           Attn:  Jeffrey A. Marcus
                                           Facsimile:  (214) 777-4104

         With copies to:                   Weil, Gotshal & Manges LLP
                                           100 Crescent Court
                                           Dallas, Texas  75201
                                           Attn:  Michael A. Saslaw
                                           Facsimile:  (214) 746-7777


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         9. ASSIGNMENT.

         This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         10. AMENDMENT.

         This Agreement may only be amended in writing by both parties hereto.

         11. GOVERNING LAW.

         This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

         12. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                     MARCUS & PARTNERS, L.P.

                                     By:  Marcus & Partners Holdings, L.L.C.,
                                          its General Partner



                                          By:
                                              ---------------------------------
                                              Thomas P. McMillin
                                              Vice President


                                     I3S Inc.



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title: